Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Incentive Award Plan and the 2021 Employee Stock Purchase Plan of Alkami Technology, Inc. of our report dated February 29, 2024, with respect to the consolidated financial statements of Alkami Technology, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Dallas, Texas
March 8, 2024